                                                                    Exhibit 10.7


                         AGREEMENT FOR SALE AND PURCHASE
                                    OF ASSETS

         THIS AGREEMENT (the "Agreement"), made as of the 30th day of July, 1999, by and between GOLDENACCESS.COM, INC., a Florida corporation ("Buyer"), and Clifford Y. Pierce ("Seller").

                                    RECITALS:

         WHEREAS, Buyer is a corporation engaged in the business of developing and marketing computer software and technology;

         WHEREAS, Seller desires to sell to Buyer certain of its assets;

         WHEREAS, Buyer desires to acquire such assets, and

         WHEREAS, the parties have reached certain agreements concerning the sale and purchase of the assets, as set forth in this Agreement and in instruments referenced herein.

         NOW, THEREFORE, in consideration of the Recitals and of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

                                    ARTICLE 1
                                 THE ACQUISITION

         Section 1.1 Covenants of Sale and Purchase. At the Closing (as defined in Section 2.1), and upon and subject to the terms and conditions of this Agreement, Seller and Buyer mutually covenant and agree as follows:

                 (a) Seller will sell, convey and assign to Buyer all right, title and interest of Seller in and to the Acquired Assets (as defined in Section 1.2) on an "as is" and "where is" basis, free and clear of all liens, pledges, security interests, charges, restrictions or encumbrances of any nature whatsoever; and

                 (b) Buyer will purchase the Acquired Assets from Seller in exchange for the Purchase Price as defined by Section 1.4.

         Section 1.2 The Acquired Assets. In this Agreement, the phrase "Acquired Assets" means and shall include all of the following:

                 (a) Intellectual Property. All items of intellectual property, including but not limited to computer software, set forth or described on
Schedule 1.2(a) attached hereto, which the parties have agreed have an aggregate value of $540,100.

                 (b) Hard Assets. All of the items of hard assets set forth or described on Schedule 1.2(b) attached hereto, which the parties have agreed have an aggregate value equal to $877,000.

                 (c) Contracts. All contracts, memoranda of understanding and letters of intent set forth or described on, or attached to, Schedule 1.2(c) attached hereto, which the parties have agreed have an aggregate discounted present value equal to $9,154,000.

                 (d) Trademarks and Patents. All trademarks, trademark applications, patents and patent applications set forth or described on, or attached to, Schedule 1.2(d), which the parties have agreed have an aggregate value equal to $________ TO BE DETERMINED BY ADJUSTMENT.

                 (e) Lease Obligation. All of Seller's right, title and interest in and under the lease identified on and attached hereto as Schedule 1.2(e) (the "Lease"). Buyer shall assume all obligations of Seller under the Lease except that Buyer shall not be responsible for any rent due under the lease prior to the Closing Date. Buyer shall be responsible for any costs associated with the termination of such lease, or associated with any sublease of the space.

         Section 1.3 Adjustments. Buyer and Seller agree that the values for the assets set forth in Section 1.2(a) through (e) are based upon the best information currently available. Buyer and Seller further agree to adjust the value of any one or more of those assets consistent with a final audit or valuation to be conducted and/or completed subsequent to the Closing.

         Section 1.4 Payment of Purchase Price. Buyer shall pay to Seller the Purchase Price solely by issuing to Seller TWO MILLION ONE HUNDRED SIXTY-SIX THOUSAND SEVEN HUNDRED AND 00/100 (2,166,700) shares of common stock of Buyer (the "Shares").

         Section 1.5 No Assumed Liabilities. On the Closing Date, Seller shall deliver to Buyer the Acquired Assets, free and clear of any and all liens and encumbrances. Buyer shall assume no obligations of Seller relative to the Acquired Assets or otherwise, except for any and all obligations under or attendant to the Lease attached to Schedule 1.2(e).

                                    ARTICLE 2
                         CLOSING, ITEMS TO BE DELIVERED,
                     FURTHER ASSURANCES, AND EFFECTIVE DATE

         Section 2.1 Closing. The consummation of the purchase and sale of assets under this Agreement (the "Closing") will take place at 1:00 p.m. (EST) on July 30th, 1999 (the "Closing Date"), at the offices of Fowler, White, Burnett, Hurley, Banick & Strickroot, 100 S.E. Second

Street, Seventeenth Floor, Miami, Florida, 33131, or at such other date, time or place is agreed to in writing by the parties hereto.

         Section 2.2 Conveyance and Delivery by Seller. On the Closing Date, Seller will surrender and deliver possession of the Acquired Assets to Buyer and take such steps as may be required to put Buyer in actual possession and operating control of the Acquired Assets, and in addition shall deliver to Buyer such bill of sale and assignments and other good and sufficient instruments and documents of conveyance, in form reasonably satisfactory to Buyer and its counsel, as shall be necessary and effective to transfer and assign to, and vest in, Buyer all of Seller's right, title and interest in and to the Acquired Assets free and clear of any lien, charge, pledge, security interest, restriction or encumbrance of any kind.

         Section 2.3 Delivery by Buyer. On the Closing Date, Buyer will issue to Seller, in the name of Seller, one or more original stock certificates representing, in the aggregate, the Shares.

         Section 2.4 Mutual Performances. At or prior to the Closing, the parties hereto shall also deliver to each other the agreements, opinions, certificates, and other documents and instruments required hereunder.

         Section 2.5 Third Party Consents. To the extent that Seller's rights under any agreement or other Acquired Asset to be assigned to Buyer hereunder may not be assigned without the consent of another person which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Seller, at its expense, shall use its best efforts to obtain any such required consent(s) as promptly as possible. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer's rights under the Acquired Asset in question so that Buyer would not in effect acquire the benefit of all such rights, Seller, to the maximum extent permitted by law and the Acquired Asset, shall act after the Closing as Buyer's agent in order to obtain for it the benefits thereunder and shall cooperate, to the maximum extent permitted by law and the Acquired Asset, with Buyer in any other reasonable arrangement designed to provide such benefits to Buyer.

         Section 2.6 Further Assurances. Seller from time to time after the Closing, at Buyer's reasonable request, will execute, acknowledge and deliver to Buyer such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as Buyer may reasonably require in order to vest more effectively in Buyer, or to put Buyer more fully in possession of, any of the Acquired Assets. Each of the parties hereto will cooperate with the other and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

         Section 2.7 Effective Date. The Effective Date of the Agreement and all related instruments executed at the Closing shall be July 30TH, 1999, unless otherwise agreed.




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                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES
                                    OF SELLER

         Seller represents and warrants to Buyer as follows:

         Section 3.1 Authority. Seller has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been, and the other agreements, documents and instruments required to be delivered by Seller in accordance with the provisions hereof (the "Seller's Documents") will be, duly executed and delivered by Seller, and this Agreement constitutes, and Seller's Documents when executed and delivered will constitute, the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, or similar laws from time to time in effect which offset creditors' rights generally and general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or in law).

         Section 3.2 Consents and Approvals; No Violations. Except as set forth in Schedule 3.2, neither the execution, delivery, or performance of this Agreement by Seller nor the consummation by him of the transactions contemplated hereby nor compliance by him with any of the provisions hereof will (i) require any filing with, or permit authorization, consent, or approval of, any court, arbitral tribunal, administrative agency or commission, or other governmental or other regulatory authority or agency (a "Governmental Entity"), (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation, or acceleration) under, any of the terms, conditions, or provisions of any note, mortgage, indenture, lease, license, contract, agreement, or other instrument or obligation to which Seller is a party or by which Seller or any of his properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to Seller or any of his properties or assets, except in the case of (ii) or (iii) for violations, breaches, or defaults that would not, individually or in the aggregate, have a material adverse effect on Seller.

         Section 3.3 No Third Party Options. There are no existing agreements, options, commitments, or rights with, of or to any person to acquire any of Seller's assets, properties or rights included in the Acquired Assets or any interest therein.

         Section 3.4 Absence of Certain Changes. There have been no events or changes having an adverse effect on the Acquired Assets.

         Section 3.5 Software. The computer software of Seller included in the Acquired Assets (the "Software") performs in accordance with the documentation and other written material used in connection with the Software, is in machine-readable form, contains all current revisions of such software, and includes all computer programs, materials, tapes, know-how, object and source codes, other written materials, know-how and processes related to the Software. Seller has delivered to Buyer complete and correct copies of all user and technical documentation related to the Software.




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         Neither Seller nor, to the best knowledge of Seller, any employee or agent thereof has developed or assisted in the enhancement of the Software except for enhancements included in the Software as delivered to Buyer pursuant thereto or the development of any program or product based on the Software or any part thereof. All copies of the Software embodied in physical form are being delivered to Buyer at or prior to the Closing.

         Section 3.6 Litigation. Except as disclosed in Schedule 3.6 there is no suit, claim, action, proceeding, or investigation pending or, to the best knowledge of Seller threatened against, Seller. Except as disclosed in Schedule 3.6, Seller are is not subject to any outstanding order, writ, injunction, or decree which, insofar as can be reasonably foreseen, individually or in the aggregate, in the future would have an adverse effect on such party or the Acquired Assets or would prevent such party from consummating the transactions contemplated hereby. No voluntary or involuntary petition in bankruptcy, receivership, insolvency, or reorganization with respect to Seller, or petition to appoint a receiver or trustee of Seller's property, has been filed by or against Seller, nor will Seller file such a petition prior to Closing Date or for one hundred days thereafter, and if such petition is filed by others, the same will be promptly discharged. Seller is solvent on the date hereof and will be solvent on the Closing Date. Seller has not and at the Closing Date will not have made any assignment for the benefit of creditors, or admitted in writing insolvency or that their property at fair valuation will not be sufficient to pay his debts, nor will Seller permit any judgment, execution, attachment or levy against him or against any of his properties to remain outstanding or unsatisfied for more than ten (10) days.

         Section 3.7 No Misrepresentations. None of the representations and warranties of Seller set forth in this Agreement or in the attached exhibits and schedules, notwithstanding any investigation thereof by Buyer, contains or will contain any untrue statement of a material fact, or omits or will omit the statement of any material fact necessary to render the same not misleading, either at the date hereof or on the Closing Date.

                                    ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as follows:

         Section 4.1 Organization. Buyer is a corporation organized, validly existing and in active status under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority and all necessary governmental approvals to own, lease, and operate its properties and to carry on its business as now being conducted except where failure to be so organized, valid, or active would not, in the aggregate, have a material adverse effect on Buyer. Buyer is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and be in good standing would not in the aggregate have a material adverse effect on Buyer.




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         Section 4.2 Authority. Buyer has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, and the consummation of the Agreement and the other transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Buyer and no other corporate proceeding on the part of Buyer is necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by Buyer and, assuming this Agreement constitutes a valid and binding obligation of Seller, constitutes a valid and binding obligation of the Buyer, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization or similar laws from time to time in effect which offset creditors' rights generally and general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or in law).

         Section 4.3 Consents and Approvals; No Violations. Except as set forth in Schedule 4.3, and except for filings, permits, authorizations, consents, and approvals as may be required under, and other applicable requirements of, the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), neither the execution, delivery, or performance of this Agreement by Buyer nor the consummation by Buyer of the transactions contemplated hereby nor compliance by Buyer with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Articles of Incorporation or the Bylaws of Buyer, (ii) require any filing with, or permit authorization, consent, or approval of any court, arbitral tribunal, administrative agency or commission, or other governmental or other regulatory authority or agency (a "Governmental Entity"), except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not have a material adverse effect on Buyer, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation, or acceleration) under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement, or other instrument or obligation to which Buyer is a party or by which Buyer or its properties or assets may be bound, or (iv) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to Buyer or any of its properties or assets, except in the case of (iii) or (iv) for violations, breaches, or defaults that would not, individually or in the aggregate, have a material adverse effect on Buyer.

         Section 4.4 Compliance with Applicable Law. Buyer holds all permits, licenses, variances, exemptions, orders, and approvals of all Governmental Entities necessary for the lawful conduct of its business (the "Buyer Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders, and approvals that would not have a material adverse effect on Buyer. Buyer is in compliance with the terms of the Buyer Permits, except where the failure so to comply would not have a material adverse effect on Buyer. To the best knowledge of Buyer, the business of Buyer is not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations that do not, and, insofar as reasonably can be foreseen, in the future will not, have a material adverse effect on Buyer. Except as set forth in Schedule 4.4, as of the date of this Agreement no investigation or review by any Governmental Entity with respect to Buyer is pending or, to the best knowledge of Buyer, threatened, nor has any Governmental Entity indicated an intention to conduct the same other than, in each case, those the




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

outcome of which, as far as reasonably can be foreseen, in the future will not have a material adverse effect on Buyer.

         Section 4.5 No Misrepresentations. None of the representations and warranties of Buyer set forth in this Agreement or in the attached exhibits and schedules, notwithstanding any investigation thereof by Seller, contains or will contain any untrue statement of a material fact, or omits or will omit the statement of any material fact necessary to render the same not misleading, either at the date hereof or at the Closing Date.

                                    ARTICLE 5
                               COVENANTS OF SELLER

         During the period from the Effective Date of this Agreement and continuing until the Closing Date, Seller agrees that (except as expressly contemplated or permitted by this Agreement or to the extent that all the other parties hereto shall otherwise consent in writing), notwithstanding the fact that such action might otherwise be permitted pursuant to this Article 5, Seller shall not take any action that would, or is reasonably likely to, result in any of its representations and warranties set forth in this Agreement being untrue, or in any of the conditions set forth in Article 7 not being satisfied.

                                    ARTICLE 6
                              ADDITIONAL AGREEMENTS

         Section 6.1 Access to Information. Upon reasonable notice, Seller shall afford to the officers, employees, accountants, counsel, and other authorized representatives of Buyer full access during the period prior to the Closing Date, to all its books, contracts, commitments and records to the extent that such is reasonably necessary to protect Buyer's interest under this Agreement. Each party shall furnish promptly to the other party all other information concerning its business, properties, and personnel and access for discussions with such of its management personnel as such other party may reasonably request. Unless otherwise required by law, the parties will hold any such information which is nonpublic in confidence, will not use such information in its business if the transaction does not close and will return such information if the transaction does not close.

         Section 6.2 Expenses. Whether or not the transaction is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

         Section 6.3 Brokers or Finders. Each of the Seller and Buyer represents, as to itself, its subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor, or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, and each of Buyer and Seller agree to indemnify and hold the other harmless from and against any and all claims,




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liabilities, or obligations with respect to any other fees, commissions, or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliate.

         Section 6.4 Additional Agreements; Best Efforts. Subject to the terms and conditions of this Agreement each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including cooperating fully with the other parties.

                                    ARTICLE 7
                                   CONDITIONS

         Section 7.1 Conditions to Obligations of Seller. Except to the extent otherwise provided in this Agreement, the obligations of Seller to effect this acquisition are subject to the satisfaction of the following conditions, unless waived by Seller:

                 (a) Approvals. All authorizations, consents, orders, or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity, the failure to obtain which would have a material adverse effect on Buyer shall have been filed, occurred, or been obtained.

                 (b) Representations and Warranties. The representations and warranties of Buyer set forth in this Agreement shall be true and correct as of the Effective Date and Seller shall have received a certificate signed on behalf of Buyer by an executive officer of Buyer to such effect.

                 (c) Performance of Obligations by Buyer. Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Seller shall have received a certificate signed on behalf of Buyer by an executive officer of Buyer to such effect.

                 (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transaction, shall be in effect.

         Section 7.2 Conditions to Obligations of Buyer. Except to the extent otherwise provided in this Agreement, the obligations of Buyer to effect this acquisition are subject to the satisfaction of the following conditions, unless waived by Buyer:

                 (a) Approvals. All authorizations, consents, orders, or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity, the failure to obtain which would have a material adverse effect on Seller shall have been filed, occurred, or been obtained.




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

                 (b) Representations and Warranties. The representations and warranties of Seller set forth in this Agreement shall be true and correct as of the Effective Date and Buyer shall have received a certificate signed by Seller to such effect.

                 (c) Performance of Obligations by Seller. Seller shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Buyer shall have received a certificate signed by Seller to such effect.

                 (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transaction, shall be in effect.

                                    ARTICLE 8
                            TERMINATION AND AMENDMENT

         Section 8.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

                 (a) by mutual consent of Buyer and Seller; or

                 (b) by either Buyer or Seller if there shall have been a material breach of any representation, warranty, covenant or agreement on the part of the other set forth in this Agreement which breach shall not have been cured, in the case of a representation or warranty, prior to the Closing or, in the case of a covenant or agreement, within two business days following receipt by the breaching party of notice of such breach; or

                 (c) by either Buyer or Seller if any permanent injunction or other order of a court or other competent authority preventing the consummation of the acquisition shall have become final and nonappealable.

         Section 8.2 Effects of Termination. In the event of a termination of this Agreement by either party as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Buyer or Seller, or any of their respective officers or directors, except to the extent that such termination results from the willful breach by a party hereto of any of the representations, warranties, covenants, or agreements set forth in this Agreement.

         Section 8.3 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of Buyer and Seller.

         Section 8.4 Extension; Waiver. At any time prior to the Closing Date, the parties hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part




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

of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                    ARTICLE 9
                                  MISCELLANEOUS

         Section 9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (if confirmed), or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses or at such other address for a party as shall be specified by like notice):

                 (a)         If to Buyer, to

                             GoldenAccess.com, Inc.
                             1915 Brickell Avenue
                             Unit C-PH1
                             Miami, Florida

                 (b)         If to Seller, to

                             Clifford Y. Pierce
                             1400 John F. Kennedy Causeway
                             North Bay Village, Florida

         Section 9.2 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         Section 9.3 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         Section 9.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to any applicable conflicts of law.

         Section 9.5 Publicity. Except as otherwise required by law or the rules of the SEC, neither Seller nor Buyer shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Buyer may respond to routine inquiries from securities analysts in connection with the transactions contemplated hereby.




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

         Section 9.7 Assignment. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns.

         Section 9.8 Joint Efforts. This Agreement is the result of the joint efforts and negotiations of the parties hereto, with each party being represented, or having the opportunity to be represented, by legal counsel of its own choice, and no singular party is the author or drafter of the provisions hereof. Each of the parties assumes joint responsibility for the form and composition of each-and all of the contents of this Agreement and each party agrees that this Agreement shall be interpreted as though each of the parties participated equally in the composition of this Agreement and each and every provision and part hereof. The parties agree that the rule of judicial interpretation to the effect that any ambiguity or uncertainty contained in an agreement is to be construed against the party that drafted the agreement shall not be applied in the event of any disagreement or dispute arising out of this Agreement.











         IN WITNESS WHEREOF, the parties have signed or caused this Agreement to be signed by their respective officers hereunto duly authorized as of the date first written above.

WITNESSES:                                 SELLER:



------------------------------------       -------------------------------------
                                           Clifford Y. Pierce



------------------------------------
as to Seller
                                           BUYER



------------------------------------       GOLDENACCESS.COM, INC., a Florida
                                           corporation



------------------------------------       By:
as to Buyer                                Title:

                                SCHEDULE 1.2 (A)

                             INTELLECTUAL PROPERTY

VIP

A fully integrated solution that allows Internet Telephony Service Providers, Carriers, and Private corporations to inexpensively route Voice communications over the Internet. Golden Access's ViP Gateway provides all of the elements - IP Gateway, Gatekeeper, Global Network and Billing on one easy to configure platform.

IN & OUT

The In&Out(TM) service lets businesses track the job activities of their off-site employees or subcontractors in real-time. With specialized communications technology, the location and job status of field workers can be monitored with up the minute information using only regular telephone service and the Internet. The enables businesses to accurately bill customers for services provided, without the need to invest in costly computer systems.


I'M AVAILABLE

This is the reverse of In&Out. Individuals who perform services can use the system to indicate that they are available by clocking in to I'm available. Users view the Website to find persons who are to perform jobs or services for them. Services can be grouped by type and geographic locations. Graphical maps can also be incorporated so that the person seeking a service can find the available person closest to them.


AUDIO BROADCAST

This product provides radio stations anywhere in the world with the capability to broadcast their content over the Internet. By the use of our server located in the U.S., and the ability to capture real-time or taped audio broadcasts, we can create a global presence for any radio station.


VIDEO BROADCAST

Through the use of sophisticated technology and Internet capabilities, any type of programming can be captured either live, via satellite or on submitted videotape and held on our RealPlayer Server for customers to view at any time.

VOICE MAIL

Allows a subscriber to send and retrieve voice mail messages from anywhere in the world via the Internet. This provides an inexpensive way staying in touch with business, family or friends. The subscriber would purchase a prepaid voice message calling car for $19.95 a month, which allows the user to have a voice mail account with Golden Access. The user can leave unlimited voice mail messages of up to 5 minutes each.

FOLLOW ME

Offers the same functionality as the Voice Mail plus the capability to have calls forwarded to you anywhere in the world, thus providing the subscriber with a greater degree of privacy. With these forwarded calls, the subscriber has the option of receiving the call or having it transferred to your mailbox.

IP TELEPHONY GATEWAY & GATEKEEPER

The Gateway is connected to the Internet and to the regular local telephone lines. Gateways are placed in numerous cities and countries. A person who wants to make an inexpensive long distance call dials the local gateway phone number. The gateway then routes the call over the internet to the gateway in the local calling areas of the destination. The destination gateway the places a local call to the destination number and the connection between the caller and recipient is established. Since the local calls and the Internet route have no charge, the calls can be priced very inexpensively.

VIDEO CONFERENCING

Allows the subscriber to conduct face to face meetings over the internet via their multimedia PC.

WEBSURVEY

A security system using webcams and the Internet to transmit images to a central monitoring location. Multiple locations can be simultaneously monitored from anywhere in the world.

                                 SCHEDULE 1.2(b)

                                   Hard Assets

                                 SCHEDULE 1.2(c)

                                    Contracts

                                 SCHEDULE 1.2(d)

                             Trademarks and Patents

                                 SCHEDULE 1.2(e)

                                      Lease

                                  SCHEDULE 3.2

                          Seller Consents and Approvals


                                      None.

                                  SCHEDULE 3.6

                                   Litigation


                                      None.

                                  SCHEDULE 4.3

                          Buyer Consents and Approvals


                                      None.

                                  SCHEDULE 4.4

                              Governmental Inquiry


                                      None.

                                  BILL OF SALE

         This BILL OF SALE is given by CLIFFORD Y. PIERCE ("Seller"), to GOLDENACCESS.COM, INC., a Florida corporation ("Buyer").

         WHEREAS, Seller and Buyer are parties to a certain Agreement For Sale and Purchase of Assets dated July 30, 1999 (the "Agreement"), providing for the sale, assignment, transfer, conveyance and delivery by Seller to Buyer of all of the Acquired Assets (as defined in the Agreement).

         NOW, THEREFORE, in consideration of the issuance by Buyer to Seller of the Shares (as defined in the Agreement) and in further consideration of the premises, terms and conditions contained in the Agreement, the receipt and sufficiency of such consideration being hereby acknowledged, Seller does hereby sell, assign, transfer and deliver to Buyer, as of the date set forth below, on an "as is" and "where is" basis, all of Seller's right, title and interest in and to all of the Acquired Assets. All of Seller's representations, warranties and agreements and all of the limitations in the Agreement relating to the Acquired Assets are incorporated herein by reference.

         EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES AND EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES WHATSOEVER RELATING TO THE ASSETS, WHETHER WRITTEN OR ORAL, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OR MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE.

         IN WITNESS WHEREOF, the undersigned has caused this Bill of Sale to be duly executed this 30TH day of July, 1999.



                                                  By:
                                                     ---------------------------
                                                     Clifford Y. Pierce